                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE

April 18, 2002                                 For Further Information Contact:
                                               L. Nash Allen, Jr. (662) 680-2330
                                               Gary C. Bonds,  (662) 680-2332

                  BANCORPSOUTH, INC. REPORTS 33.3% INCREASE IN
                        FIRST QUARTER EARNINGS PER SHARE

TUPELO, Miss., April 18 -- BancorpSouth, Inc. (NYSE: BXS - news) today announced net income per share (basic and diluted) was $.36 for the first quarter of 2002 as compared to $.27 for the first quarter of 2001, an increase of 33.3 percent. Net income for the first quarter of 2002 was $29.4 million compared to $22.3 million for the first quarter of 2001, an increase of 31.8 percent.

BancorpSouth officials credited the successful merger integration of the former First United Bancshares and continued emphasis on local market management for the company's strong performance.

Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, commented, "we are focused on growing our business by increasing market share in our six-state region while continuing to stress credit quality and profitability. By concentrating on these fundamentals, we have been able to sustain earnings growth and enhance long-term shareholder value."

Patterson also commented, "Earnings benefited from the relative stability of interest rates during the quarter, a welcome change after four quarters of declining rates. Our net interest margin expanded as the average yield on deposits continued to decline while loan pricing remained relatively flat. Because we are not able to reprice deposits immediately in a period of falling rates, interest rates on deposits continue to decline for a number of months after any cuts by the Federal Reserve, while loan rates generally react to changes in market rates more rapidly.

"Our mortgage business, which has been a strong contributor to earnings over the past few quarters, continues to be active, although the pace has slowed somewhat as mortgage rates have begun to move up. Refinancings now represent a smaller proportion of total underwritings as the bubble of homeowners eager to take advantage of low rates has somewhat subsided.

"A highlight of the quarter was the completion of our merger with Pinnacle Bancshares, Inc. on February 28, 2002. This strategically important acquisition gives BancorpSouth two locations in Little Rock, the largest market in Arkansas but one where we have not had a presence. Pinnacle was not a large bank, $130 million in assets, but it had a sophisticated professional staff and a clientele of top-tier small businesses and high net worth individuals. In addition, Pinnacle had a strong mortgage subsidiary, that was the second largest mortgage producer in Little Rock, and it will continue to operate under our mortgage department. We expect to convert the former Pinnacle offices to our systems in April 2002 at minimal cost."

Net Interest Revenue

Total interest revenue was $151.0 million in the first quarter of 2002, down
13.3 percent from $174.1 million in the corresponding period in 2001 and down
3.8 percent from $157.0 reported in the fourth quarter of 2001. Total interest expense for the first quarter of 2002 was $57.1 million, down 38.3 percent from total interest expense of $92.5 million in the same period in 2001 and 17.6 percent from total interest expense of $69.3 million reported in the fourth quarter of 2001. Net interest revenue is the difference between interest revenue and interest expense. Net interest revenue for the first quarter of 2002 was $93.9 million, an increase of $12.3 million, or 15.1 percent, from net interest revenue of $81.6 million in the same period of the prior year and increased 6.9 percent over net interest revenue reported in the fourth quarter of 2001. Net interest margin improved to 4.38 percent, compared to 4.01 percent in the first quarter of 2001 and 4.11 percent in the fourth quarter of 2001. The cost of interest-bearing liabilities was 3.03 percent in the first quarter of 2002, compared to 5.15 percent in the first quarter of 2001 and 3.73 percent in the fourth quarter of 2001, while the taxable equivalent yield on earning assets was 6.96 percent in the first quarter of 2002 versus 8.41 percent in the same period in 2001 and
7.26 percent in the fourth quarter of 2001.

Deposit and Loan Activity

BancorpSouth reported growth in total assets and total deposits compared to both the end of the first quarter of 2001 and year-end 2001. As of March 31, 2002, total assets were $9.8 billion, up 4.6 percent from total assets of $9.4 billion as of both March 31, 2001 and December 31, 2001. Total deposits were $8.2 billion, up 5.0 percent from March 31, 2001, and up 4.0 percent since December 31, 2001. Total loans as of March 31, 2001, were $6.2 billion, 4.1 percent higher than the level as of March 31, 2001, and 2.2 percent greater than the balance as of December 31, 2001.

Continuing a practice begun in the first quarter of 2000, the company sold its accumulated inventory of insured student loans in the first quarter of 2002. The sale of the $80.1 million loan portfolio created a pretax gain of $2.1 million. In addition, management continued to reduce the company's exposure to indirect automobile sales financing by allowing our portfolio of such loans to decline. The portfolio declined $23.4 million in the first quarter of 2002, reaching a balance of $123.0 million at March 31, 2002 and has decreased $107.1 million since the first quarter of 2001. Excluding the impact of these two items and the Pinnacle Bancshares merger, total loan volume would have increased 5.7 percent on an annualized basis from December 31, 2001 to March 31, 2002.

"As loan growth slowed in response to the weaker economy, we have focused on improving our interest rate spread through careful pricing of deposits," Patterson stated. "The growth in deposits stems from a 'flight to quality,' as customers are moving more of their assets to demand deposits while they wait for the financial markets to stabilize."

"Recently we have begun to see encouraging signals from economic indicators, not signals of robust growth, but solidly positive, and we look for both loan demand and deposit growth to increase in the second half of this year. We suffered less than many others during the recent economic slowdown because of the diverse economic sectors represented in our markets. Our Jackson, Mississippi and Gulf Coast markets continue to be relatively insulated from the economic slowdown, but our manufacturing-dependent markets felt the impact. In these markets, orders are beginning to pick up and employment is rising. In some of our urban markets, lending for real estate development slowed, particularly for housing development, because of oversupply in the market. However, now that we are entering the home building season, we expect to see a positive trend in home construction financing."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses in the first quarter of 2002 was $6.8 million, versus $4.1 million in the same quarter of 2001 and $6.5 million in the fourth quarter of 2001. Annualized net charge-offs for the first quarter of 2002 were
0.39 percent of average loans, while they were 0.36 percent of average loans in the same quarter of 2001 and 0.40 percent of average loans in the fourth quarter of 2001.

Non-performing assets totaled $57.2 (0.92 percent of loans) as of March 31, 2002, compared to $43.6 (0.73 percent of loans) as of March 31, 2001, and $59.6 million (0.98 percent of loans) at December 31, 2001. The allowance for credit losses amounted to 1.37 percent of loans at March 31, 2002, compared to 1.34 percent of loans at March 31, 2001 and 1.37 percent of loans at December 31, 2001.

"Measures of credit quality typically lag the economy, as successive quarters of economic weakness have a cumulative effect on borrowers," Patterson explained. "Therefore, while we continue to adhere to our strict credit standards, we were not surprised to see some slippage in our credit quality indicators in the first quarter. We expect to see improvement in these indicators as the economic recovery continues."

Non-interest Revenue

Non-interest revenue totaled $33.5 million in the first quarter of 2002, up 19.8 percent from the $27.9 million reported in the first quarter of 2001, but 20.2 percent lower than $42.0 million reported in the fourth quarter of 2001.

These comparisons were impacted by several significant items. Much of the variance was caused by swings in the revenue from mortgage lending, due in part to changes in the value of our mortgage servicing asset, which represents the present value of the future stream of servicing revenue. Mortgage lending contributed $5.6 million in the first quarter of 2002, which includes a $0.5 million recovery of previously recorded impairment charges to the mortgage servicing asset. This compares to a loss of $1.3 million in the first quarter of 2001 as falling interest rates caused a $4.3 million impairment in the value of our mortgage servicing asset. In the fourth quarter of 2001, mortgage revenue was $12.9 million as low interest rates generated high volumes of both new originations and mortgage refinancings, and the company benefited from the reversal during the fourth quarter of 2001 of $4.5 million in previously recorded impairment charges to the mortgage servicing asset as mortgage rates moved up. Net gains on the sale of securities also had a substantial impact. The company showed a loss of $25,000 in the first quarter of 2002, compared to gains of $2.9 million in the first quarter of 2001 and $3.8 million in the fourth quarter of 2001.

"Fee-based services are contributing a revenue stream that is not impacted by changes in interest rates, thus adding stable growth," Patterson stated. "In the recent quarter, trust fees increased 13.8 percent while insurance commissions gained 23.0 percent, with strong annuity sales more than offsetting some weakness in the commercial market. We will be introducing our products to the customers of Pinnacle Bank, as well as continuing their penetration in former First United markets."

Non-interest Expense

Non-interest expense for the first quarter of 2002 was $77.2 million, up 6.0 percent from $72.9 million for the first quarter of 2001 and up 1.6 percent from $76.0 million in the fourth quarter of 2001.

"We continue to see the positive impact of cost reductions resulting from the integration of First United, particularly in terms of data processing costs," explained Jim Kelley, President and Chief Operating Officer of BancorpSouth. "We are continuing to make progress as we gradually implement our loan file centralization process, which is our other major cost-saving initiative. This project currently generates some incremental cost because we are operating some redundant systems through the implementation phase, but we expect it to generate cost savings in the future."

As of January 1, 2002, the company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which changes the accounting treatment of goodwill and other intangible assets. Under SFAS 142, companies will no longer record the amortization of goodwill as an expense for financial reporting purposes. Instead, companies must test their intangible assets annually for impairment of the assets' value and write off any impairment. We expect to complete the initial impairment test under SFAS 142 in the second quarter of 2002. In the first quarter of 2002, this accounting change reduced goodwill amortization by $768,000 compared to the same quarter of 2001.

Capital Management

We issued $125 million of 8.15 percent Trust Preferred Securities in January 2002. This new long-term regulatory capital will be used for general corporate purposes, which may include repurchasing common stock and financing acquisitions.

"We went to market with this issue at the optimum time," said Patterson, "catching the low point of interest rates. At the time these securities were issued, the 8.15 percent distribution rate was the lowest rate received by a regional bank holding company for a similar security offering with a similar credit rating. This additional funding enables us to take advantage of any potential investment opportunities that will enhance our growth, including strategic acquisitions."

During the first quarter of 2002, we repurchased a total of 801,000 shares of our outstanding common stock under a repurchase program announced on March 5, 2001, which authorized us to acquire up to 4.2 million shares, or approximately 5% of the shares outstanding at the time of the announcement. As of March 31, 2002, a total of 3,766,000 shares have been repurchased under this program and there are 434,000 shares remaining under this authorization. In addition, in February 2002 we announced a new common stock repurchase program, which authorized the repurchase of up to an additional 4.1 million shares within a period of 18 months, of which no shares have been repurchased as of March 31, 2002.

Conference Call

BancorpSouth will conduct a conference call with stock analysts at 1:30 p.m. (Central Time) on April 19, 2002. Investors may listen via the internet by accessing our website at http://www.bancorpsouth.com/. A replay of the conference call will be available at BancorpSouth's website following the call.

BancorpSouth, Inc. is a bank holding company headquartered in Tupelo, Mississippi with approximately $9.8 billion in assets. BancorpSouth operates approximately 250 commercial banking, insurance, trust, broker/dealer and consumer finance locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements include, without limitation, those relating to interest rates, loan volume, credit quality, fee-based services, interest rate margin, integration of former First United Bancshares and Pinnacle Bancshares offices and related cost savings, expansion and prospects of products and services, deposits, the exposure to indirect automobile sales financing, home construction financing, capital management and liquidity, prospects for 2002, accounting treatment of intangible assets, use of proceeds from the Trust Preferred Securities, mortgage servicing and BancorpSouth's future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, ability to reduce interest rates paid on deposits as interest rates decline or stabilize, ability to maintain credit quality, laws and regulations affecting financial institutions, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to effectively integrate acquisitions, the ability of BancorpSouth to operate and integrate new technology, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to provide competitive services and products, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to effectively manage its capital resources, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to effectively market its services and products, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SELECTED FINANCIAL DATA

                                                     Three Months Ended
                                                          March 31,
                                              ---------------------------------
                                                 2002                  2001
                                              -----------           -----------
(Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
Net interest revenue                          $    93,883           $    81,599
Provision for credit losses                         6,760                 4,097
Noninterest revenue                                33,476                27,949
Noninterest expense                                77,172                72,832
                                              -----------           -----------
Income before income taxes                         43,427                32,619
Income tax provision                               14,029                10,300
                                              -----------           -----------
Net income                                    $    29,398           $    22,319
                                              ===========           ===========
Earning per share:  Basic                     $      0.36           $      0.27
                                              ===========           ===========
                 Diluted:                     $      0.36           $      0.27
                                              ===========           ===========

BALANCE SHEET DATA AT MARCH 31:
Total assets                                  $ 9,816,856           $ 9,384,078
Total earning assets                            9,156,724             8,738,930
Loans and lease receivables, net
  of unearned discount                          6,206,910             5,960,862
Allowance for credit losses                        85,140                80,461
Total deposits                                  8,175,131             7,785,627
Common shareholders' equity                       810,667               804,085
Book value per share                                 9.98                  9.59


AVERAGE BALANCE SHEET DATA:
Total assets                                  $ 9,592,825           $ 9,160,057
Total earning assets                            8,967,582             8,539,226
Loans and lease receivables, net
  of unearned discount                          6,142,294             6,025,742
Total deposits                                  8,000,913             7,612,436
Common shareholders' equity                       806,956               789,892

NON-PERFORMING ASSETS AT MARCH 31:
Non-accrual loans                             $     9,714           $    12,116
Loans 90+ days past due                            30,789                22,338
Restructured loans                                     38                 1,542

Other real estate owned                            16,640                 7,643

Net charge-offs as a percentage
  of average loans (annualized)                      0.39%                 0.36%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                             1.24%                 0.99%
Return on common equity                             14.77%                11.46%

Net interest margin                                  4.38%                 4.01%

Average shares outstanding - diluted           81,680,282            84,215,338

BancorpSouth, Inc.
Consolidated Balance Sheets
(dollars in thousands)
(Unaudited)

                                               March 31, 2002       March 31, 2001
Assets
Cash & due from banks                              288,797              298,663
Interest bearing deposits with
  other banks                                       13,608                7,871
Held-to-maturity securities                      1,180,333            1,224,997
Available-for-sale securities                    1,420,635              973,847
Federal funds sold and securities
  purchased under agreement
    to resell                                      278,053              520,399

Loans & leases                                   6,206,910            5,960,862
     Allowance for credit losses                   (85,140)             (80,461)
  Net loans & leases                             6,121,770            5,880,401

Mortgages held for sale                             57,185               50,953
Bank premises & equipment                          213,329              202,539
Accrued interest receivable                         85,555               90,827
Other real estate owned                             17,047                7,568
Other assets                                       140,544              126,013
     Total assets                                9,816,856            9,384,078

Liabilities
Demand deposits:
  Non-interest bearing                           1,084,148            1,032,551
  Interest bearing                               2,320,449            1,828,324
  Total demand deposits                          3,404,597            2,860,875
Savings & time deposits:
  Savings                                          893,693              895,771
  Certificates of deposit                        3,876,841            4,028,981
  Total savings & time deposits                  4,770,534            4,924,752
  Total deposits                                 8,175,131            7,785,627
Federal funds purchased and
  securities sold under
     agreement to repurchase                       444,137              502,749
Short-term borrowings                                4,000                    0
Accrued interest payable                            31,956               52,466
Long-term debt                                     140,651              151,778
Junior subordinated debt                           125,000                    0
Other liabilities                                   85,314               87,373
    Total liabilities                            9,006,189            8,579,993
Shareholders' Equity
Common stock                                       203,078              209,615
Capital surplus                                     15,112               46,153
Unrealized gain(loss) on

                                                        March 31, 2002        March 31, 2001
  securities                                                 15,790               22,933
Retained earnings                                           576,687              525,384
    Total shareholders' equity                              810,667              804,085
    Total liabilities &
      shareholders' equity                                9,816,856            9,384,078


BancorpSouth, Inc.
Consolidated Statements of Income
(amounts in thousands, except per share data)
(Unaudited)

                                           Quarter Ended
                                Mar-02        Dec-01        Sep-01        Jun-01        Mar-01
Interest Revenue:
Loans, including fees         $ 114,796      $121,626     $ 128,049      $131,794     $ 136,737
Held-to-maturity
  securities:                    16,429        16,706        17,698        16,630        16,050
Available-for-sale
  securities                     16,413        14,772        14,757        14,243        15,576
Short term investments            3,363         3,932         4,477         7,009         5,777
   Total interest revenue       151,001       157,036       164,981       169,676       174,140
Interest Expense:
Deposits                         49,901        63,060        73,071        80,763        83,944
Short term borrowings             1,034         1,571         2,700         3,082         3,557
Long term borrowings              2,112         2,100         2,105         2,171         2,265
Other interest expense            4,071         2,523         2,669         2,736         2,775
   Total interest expense        57,118        69,254        80,545        88,752        92,541
    Net interest revenue         93,883        87,782        84,436        80,924        81,599
Provision for credit
  losses                          6,760         6,542         6,852         4,769         4,097
    Net interest revenue,
     after credit loss
     provision                   87,123        81,240        77,584        76,155        77,502
Other Revenue:
Mortgage lending                  5,554        12,913        (1,462)        7,068        (1,333)
Service charges                  10,210        11,041        10,469        10,906        10,342
Life insurance premiums           1,127         1,155         1,151         1,127         1,094
Trust income                      1,917         1,613         2,022         1,610         1,684
Securities gains, net               (25)        3,770         3,943            74         2,884
Insurance commissions             5,668         5,262         5,146         5,405         4,608
Other                             9,025         6,205         5,465         5,801         8,670
    Total other revenue          33,476        41,959        26,734        31,991        27,949
Other Expense:
Salaries and employee
  benefits                       42,591        41,451        37,083        38,425        38,721
Occupancy                         5,254         5,132         5,263         5,005         5,129
Equipment                         6,535         6,382         6,442         6,943         7,032
Telecommunications                1,925         2,143         2,244         2,123         2,182
Other                            20,867        20,842        22,253        20,750        19,768
    Total other expense          77,172        75,950        73,285        73,246        72,832
    Income before

     income taxes                43,427        47,249        31,033        34,900        32,619
Income tax expense               14,029        15,935         9,450        11,654        10,300
    Net Income                $  29,398      $ 31,314     $  21,583      $ 23,246     $  22,319
Net Income Per Share:
   Basic                      $    0.36      $   0.39     $    0.26      $   0.28     $    0.27
  Diluted                     $    0.36      $   0.38     $    0.26      $   0.28     $    0.27


BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
  and Average Yields and Rates
(dollars in thousands)
Unaudited

                                          Quarter Ended
                                          March 31, 2002
                                             Average                      Yield/
(Taxable equivalent basis)                   Balance         Interest      Rate
ASSETS
Loans net of Unearned Income               $ 6,199,602       $115,273      7.54%
Held-to-maturity securities:
  Taxable                                      935,448         13,938      6.04%
  Non Taxable                                  198,319          3,832      7.84%
Available-for-sale securities
  Taxable                                    1,055,547         14,256      5.48%
  Non Taxable                                  193,462          3,318      6.96%
Short term investments                         385,204          3,363      3.54%
  Total interest earning
    assets and revenue                       8,967,582        153,980      6.96%
Other assets                                   709,501
Less:  allowance for credit losses             (84,258)
    Total                                  $ 9,592,825

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                $ 2,257,654       $  8,834      1.59%
  Savings                                      890,858          3,560      1.62%
  Time                                       3,814,671         37,509      3.99%
Short-term borrowings                          451,464          3,322      2.98%
Junior subordinated debt                        83,333          1,783      8.15%
Long-term debt                                 139,859          2,112      6.12%
  Total interest bearing
    liabilities and expense                  7,637,839         57,118      3.03%
Demand deposits -
  non-interest bearing                       1,037,730
Other liabilities                              110,299
  Total liabilities                          8,785,869
Shareholders' equity                       $   806,956
  Total                                    $ 9,592,825
Net interest revenue                                         $ 96,862
Net interest margin                                                        4.38%
Net interest rate spread                                                   3.93%
Interest bearing liabilities to
   interest earning assets                                                85.17%

Net interest tax equivalent adjustment                       $  2,979

BancorpSouth, Inc.
Average Balances, Interest Income and Expense, and Average Yields and Rates

(dollars in thousands)
Unaudited

                                           Quarter Ended
                                         December 31, 2001
                                              Average                     Yield/
(Taxable equivalent basis)                    Balance        Interest      Rate
ASSETS
Loans net of Unearned Income               $ 6,114,950       $121,938      7.91%
Held-to-maturity securities:
  Taxable                                      925,219         14,155      6.07%
  Non Taxable                                  204,945          3,925      7.60%
Available-for-sale securities
  Taxable                                      889,326         12,617      5.63%
  Non Taxable                                  192,026          3,314      6.85%
Short term investments                         416,228          3,933      3.75%
  Total interest earning
    assets and revenue                       8,742,694        159,882      7.26%
Other assets                                   689,115
Less:  allowance for credit losses             (83,361)
    Total                                  $ 9,348,448

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                $ 2,045,838       $ 10,089      1.96%
  Savings                                      881,196          5,838      2.63%
  Time                                       3,806,071         47,133      4.91%
Short-term borrowings                          497,747          4,094      3.26%
Long-term debt                                 141,036          2,100      5.91%
  Total interest bearing
    liabilities and expense                  7,371,888         69,254      3.73%
Demand deposits -
  non-interest bearing                       1,033,567
Other liabilities                              135,332
  Total liabilities                          8,540,787
Shareholders' equity                           807,661
  Total                                    $ 9,348,448
Net interest revenue                                         $ 90,628
Net interest margin                                                        4.11%
Net interest rate spread                                                   3.53%
Interest bearing liabilities to
   interest earning assets                                                 84.3%

Net interest tax equivalent adjustment                       $  2,846

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
  and Average Yields and Rates
(dollars in thousands)
Unaudited

                                          Quarter Ended
                                        September 30, 2001
                                             Average                      Yield/
(Taxable equivalent basis)                   Balance         Interest      Rate
ASSETS
Loans net of Unearned Income               $ 6,054,016       $128,367      8.41%
Held-to-maturity securities:
  Taxable                                    1,005,116         15,086      5.95%
  Non Taxable                                  207,277          4,017      7.69%
Available-for-sale securities
  Taxable                                      831,339         12,559      5.99%
  Non Taxable                                  190,362          3,368      7.02%
Short term investments                         365,195          4,487      4.87%
  Total interest earning
    assets and revenue                       8,653,305        167,884      7.70%
Other assets                                   686,603

Less:  allowance for credit losses             (81,651)
    Total                                  $ 9,258,257

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                $ 1,921,604       $ 12,952      2.67%
  Savings                                      872,486          6,303      2.87%
  Time                                       3,899,185         53,816      5.48%
Short-term borrowings                          511,342          5,370      4.17%
Long-term debt                                 141,323          2,105      5.91%
  Total interest bearing
    liabilities and expense                  7,345,940         80,546      4.35%
Demand deposits -
  non-interest bearing                       1,006,233
Other liabilities                              116,684
  Total liabilities                          8,468,857
Shareholders' equity                           789,400
  Total                                    $ 9,258,257
Net interest revenue                                         $ 87,338
Net interest margin                                                        4.00%
Net interest rate spread                                                   3.35%
Interest bearing liabilities to
   interest earning assets                                                 84.9%

Net interest tax equivalent adjustment                       $  2,901


BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
  and Average Yields and Rates
(dollars in thousands)
Unaudited

                                          Quarter Ended
                                          June 30, 2001
                                             Average                      Yield/
(Taxable equivalent basis)                   Balance         Interest      Rate
ASSETS
Loans net of Unearned Income               $ 6,024,236       $132,119      8.80%
Held-to-maturity securities:
  Taxable                                      908,896         13,964      6.16%
  Non Taxable                                  214,305          4,103      7.68%
Available-for-sale securities
  Taxable                                      767,913         12,056      6.30%
  Non Taxable                                  182,598          3,360      7.38%
Short term investments                         572,207          7,013      4.92%
  Total interest earning
    assets and revenue                       8,670,155        172,615      7.99%
Other assets                                   689,128
Less:  allowance for credit losses             (80,425)
    Total                                  $ 9,278,858

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                $ 1,830,983       $ 13,345      2.92%
  Savings                                      889,841          9,013      4.06%
  Time                                       3,971,149         58,405      5.90%
Short-term borrowings                          512,104          5,819      4.56%
Long-term debt                                 146,321          2,171      5.95%

  Total interest bearing
    liabilities and expense                  7,350,398         88,753      4.84%
Demand deposits -
  non-interest bearing                       1,002,588
Other liabilities                              126,115
  Total liabilities                          8,479,101
Shareholders' equity                           799,757
  Total                                    $ 9,278,858
Net interest revenue                                         $ 83,862
Net interest margin                                                        3.88%
Net interest rate spread                                                   3.15%
Interest bearing liabilities to
   interest earning assets                                                84.78%

Net interest tax equivalent adjustment                       $  2,938


BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
  and Average Yields and Rates
(dollars in thousands)
Unaudited

                                          Quarter Ended
                                          March 31, 2001
                                             Average                      Yield/
(Taxable equivalent basis)                   Balance         Interest      Rate
ASSETS
Loans net of Unearned Income               $ 6,063,946       $137,055      9.17%
Held-to-maturity securities:
  Taxable                                      842,693         13,212      6.36%
  Non Taxable                                  232,636          4,366      7.61%
Available-for-sale securities
  Taxable                                      838,410         13,616      6.59%
  Non Taxable                                  155,988          3,031      7.88%
Short term investments                         405,553          5,767      5.77%
  Total interest earning
    assets and revenue                       8,539,226        177,047      8.41%
Other assets                                   701,784
Less:  allowance for credit losses             (80,953)
    Total                                  $ 9,160,057

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                $ 1,770,537       $ 14,340      3.28%
  Savings                                      896,888         10,685      4.83%
  Time                                       3,975,219         58,918      6.01%
Short-term borrowings                          490,736          6,333      5.23%
Long-term debt                                 151,870          2,265      6.05%
  Total interest bearing
    liabilities and expense                  7,285,250         92,541      5.15%
Demand deposits -
  non-interest bearing                         969,793
Other liabilities                              115,122
  Total liabilities                          8,370,165
Shareholders' equity                           789,892
  Total                                    $ 9,160,057
Net interest revenue                                         $ 84,506
Net interest margin                                                        4.01%
Net interest rate spread                                                   3.26%
Interest bearing liabilities to
   interest earning assets                                                85.32%

Net interest tax equivalent adjustment                       $  2,907